     As filed with the Securities and Exchange Commission on March 9, 2000


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                SCI SYSTEMS, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                Delaware                                          63-0583436
                --------                                       -------------
(State of Incorporation or Organization)                      (I.R.S. Employer
                                                             Identification No.)

      2101 West Clinton Avenue
          Huntsville, Alabama                                       35805
----------------------------------------                          ----------
(Address of Principal Executive Offices)                          (Zip Code)


If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box [X]

If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box [ ]

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:


                Title of Each Class                                 Name of Each Exchange on Which
                to be so Registered                                 Each Class is to be Registered
                -------------------                                 ------------------------------
_____% Convertible Subordinated Notes due 2007                         New York Stock Exchange

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                                      None

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The Registrant incorporates by reference herein the description of the ___% Convertible Subordinated Notes due 2007 set forth in the section captioned "Description of the Notes" in the Prospectus Supplement (to Prospectus dated February 8, 2000) dated March 3, 2000 which was electronically transmitted for filing with the Securities and Exchange Commission (the "Commission") as part of the Registrant's Registration Statement on Form S-3 (No. 333-95297) filed with the Commission on January 24, 2000.

ITEM 2.  EXHIBITS

         The following exhibits are filed with the Commission and the New York Stock Exchange, Inc.:

         2.1 Form of the Registrant's ___% Convertible Subordinated Notes due 2007. (Included in the Supplemental Indenture filed as Exhibit 2.3.)

         2.2 Form of Subordinated Indenture, dated as of March ___, 2000 (the "Subordinated Indenture"), by and between the Registrant and Bank One Trust Company, National Association, as trustee (the "Trustee"), relating to the ___% Convertible Subordinated Notes due 2007.

         2.3 Form of Supplemental Indenture No. 1 to the Subordinated Indenture dated as of March ___, 2000, by and between the Registrant and the Trustee.


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, on this 6th day of March, 2000.


                                      SCI SYSTEMS, INC.


                                      By: /s/ Michael M. Sullivan
                                         ---------------------------------------
                                         Name:  Michael M. Sullivan
                                         Title:  Secretary and Corporate Counsel